Exhibit 99.1

INVESTOR RELATIONS CONTACT:

Ryan D. Robinson,

Senior Vice President and Chief Financial Officer

847-286-8700

FOR IMMEDIATE RELEASE:

July 1, 2015

SEARS HOMETOWN AND OUTLET STORES, INC. ANNOUNCES NEW CEO

HOFFMAN ESTATES, Ill.—Sears Hometown and Outlet Stores, Inc. (the “Company”) (NASDAQ: SHOS) today announced that its Board of Directors has elected William (Will) A. Powell as the Company’s Chief Executive Officer and President, effective immediately. Mr. Powell succeeds W. Bruce Johnson, who as previously announced is stepping down as the Company’s Chief Executive Officer and President. The Board of Directors also has elected Mr. Powell as a member of the Board of Directors.

Mr. Powell has been Senior Vice President and Chief Operating Officer of the Company since its separation from Sears Holdings Corporation in October 2012. Prior to his employment with the Company he served as Sears Holdings’ Senior Vice President and President, Hometown Stores (at that time a division of Sears Holdings), positions he held from November 2008 to October 2012.

The Company also announced that the Board of Directors has elected E.J. Bird as the Chairman of the Board. Mr. Bird has been a member of the Board of Directors since the Company’s separation from Sears Holdings.

Mr. Bird said, “The Board of Directors is excited to have Will step into his new role as the Company’s Chief Executive Officer and President. He has served our Company for many years in roles of increasing responsibility and was an integral part of our separation from Sears Holdings. In his role as Chief Operating Officer, Will demonstrated a strong passion and understanding of our business. He has strong, long-standing relationships with our associates, dealers, franchisees, and vendors, an integral ingredient for our business. We believe that Will has the capabilities, experience, and leadership skills to drive changes the Company needs to improve its operating performance.”

Mr. Powell said, “I am honored and excited about the opportunity to serve as Chief Executive Officer and President of this great company and to work with our outstanding Board of Directors, executive team and associates, franchisees and dealers, and vendors. Together we will accelerate our business transformation initiatives, such as “America’s Appliance Experts” and our information systems transition. We will also focus on growing the profitability of our compelling assortments of home appliances, tools, lawn and garden equipment, sporting goods, mattresses, furniture, and household goods. Our actions will be guided by the voice of our customers, one of the greatest assets of this company.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the election of Mr. Powell as the Company’s Chief Executive Officer and President. The forward-looking statements are based upon current beliefs and expectations. These forward-looking statements are subject to risks, uncertainties, and assumptions, many of which are beyond the Company’s control. Additional information concerning other factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and subsequent filings with the Securities and Exchange Commission. The Company intends the forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise the forward-looking statements as more information becomes available.

About Sears Hometown and Outlet Stores, Inc.

Sears Hometown and Outlet Stores, Inc. is a national retailer primarily focused on selling home appliances, hardware, tools, and lawn and garden equipment. Our Hometown stores are designed to provide our customers with in-store and online access to a wide selection of national brands of home appliances, tools, lawn and garden equipment, sporting goods, and household goods, depending on the particular format. Our Outlet stores are designed to provide our customers with in-store and online access to new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked, and scratched and dented products across a broad assortment of merchandise categories, including home appliances, lawn and garden equipment, apparel, mattresses, sporting goods, and tools at prices that are significantly lower than list prices. As of May 2, 2015 we or our independent dealers and franchisees operated a total of 1,248 stores across all 50 states as well as in Puerto Rico and Bermuda. Our principal executive offices are located at 5500 Trillium Boulevard, Suite 501, Hoffman Estates, Illinois 60192 and our telephone number is (847) 286-7000.